Exhibit 24.1

POWER OF ATTORNEY

I, the undersigned Director of CA, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint AMY FLIEGELMAN OLLI and C.H.R. DUPREE, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to the CA, Inc. 2012 Compensation Plan for Non-Employee Directors.

Signature	Title	Date

/s/ Jens Alder Jens Alder	Director	August 16, 2012

/s/ Raymond J. Bromark Raymond J. Bromark	Director	August 19, 2012

/s/ Gary J. Fernandes Gary J. Fernandes	Director	September 5, 2012

/s/ Rohit Kapoor Rohit Kapoor	Director	September 5, 2012

/s/ Kay Koplovitz Kay Koplovitz	Director	September 5, 2012

/s/ Christopher B. Lofgren Christopher B. Lofgren	Director	August 27, 2012

/s/ Richard Sulpizio Richard Sulpizio	Director	August 16, 2012

/s/ Laura S. Unger Laura S. Unger	Director	September 5, 2012

/s/ Arthur F. Weinbach Arthur F. Weinbach	Director	August 20, 2012

/s/ Renato (Ron) Zambonini Renato (Ron) Zambonini	Director	September 5, 2012